SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 13, 2022

CIPHER MINING INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39625	85-1614529
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Vanderbilt Avenue

Floor 54, Suite C

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(332) 262 2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Cipher Mining Inc. (the “Company”) approved a special retention grant of restricted stock units in respect of the Company’s common stock, par value $.001 per share (the “Special Retention RSUs”), pursuant to the Company’s 2021 Incentive Award Plan (the “Incentive Plan”) to certain of the longest tenured employees of the Company, including each of our executive officers. The Special Retention RSUs are intended to serve as a strong incentive to retain our dedicated management team during a period of extreme market volatility both in the cryptocurrency industry and in the global capital markets more generally and further align the compensation of our management team with the interests of our stockholders. Tyler Page received a grant of 500,000 Special Retention RSUs, and Edward Farrell, Patrick Kelly and William Iwaschuk each received a grant of 1,100,000 Special Retention RSUs.

The Special Retention RSUs will vest in equal installments on each of September 13, 2023, September 13, 2024 and September 13, 2025, subject to the executive officer’s continuous service on the applicable vesting date; provided, that if the executive officer’s employment is terminated by the Company without “cause”, by the executive officer for “good reason” or due to his death or “disability” (as such terms are defined in the respective executive officer’s employment agreement with the Company), all unvested Special Retention RSUs will vest in full. In addition, in the event of a “change in control” (as defined in the Incentive Plan), subject to the executive officer’s continuous service to the Company through such change in control, the Special Retention RSUs will remain outstanding and unvested, provided that the Special Incentive RSUs will vest immediately prior to the change in control if they are not assumed, substituted or continued in connection with the change in control and will vest upon the executive officer’s termination of service following the change in control for any reason other than for “cause” or due to voluntary resignation without “good reason”.

The preceding summary of the terms of the Special Retention RSUs is qualified in its entirety by reference to the award agreements governing the Special Retention RSUs, the form of which is attached as Exhibit 10.1, as though such agreements were fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Form of Cipher Mining Inc. Executive Officer Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (Double-Trigger) under Incentive Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHER MINING INC.

By:	/s/ Tyler Page
Name:	Tyler Page
Title:	Chief Executive Officer

Date: September 13, 2022